                               IRREVOCABLE PROXY
                               -----------------


          The undersigned hereby revokes any previous proxies and appoints Marriott International, Inc. ("PARENT"), William J. Shaw and Paul E. Johnson, Jr., and each of them, with full power of substitution, as attorney and proxy of the undersigned (this "PROXY") to attend any and all meetings of shareholders of Forum Group, Inc., an Indiana corporation (the "COMPANY") (and any adjournments or postponements thereof), to vote all shares of Common Stock, no value, of the Company that the undersigned is then entitled to vote, and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present, with respect to all matters specified herein. This is the proxy referred to in Section 3 of the Agreement and Irrevocable Proxy (the "AGREEMENT") dated as of February 20, 1996, by and among Parent, Purchaser, the undersigned and the Company. Capitalized terms used and not defined herein have the respective meanings ascribed to them in, or as prescribed by, the Agreement.

          So long as the Merger Price is at least $13.00 in cash (net to the seller), the undersigned hereby agrees that at any meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the Company's shareholders, however called, or in connection with any written consent of the Company's shareholders, subject to the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, the proxies named above are authorized to vote all Owned Shares: (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the Agreement and the approval and adoption of the Merger Agreement and the Agreement and the terms thereof and each of the other actions contemplated by the Merger Agreement and the Agreement and any actions required in furtherance thereof; (ii) against any action or agreement that would (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Company or the undersigned under the Agreement or (B) impede, interfere with, delay, postpone or adversely affect the Offer, the Merger or the transactions contemplated thereby or by the Agreement; and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement, the Agreement and this Proxy: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries (including any Acquisition Proposal or any Third Party Transaction); (B) any sale, lease or transfer of a substantial portion of the assets or business of the Company or its Subsidiaries, or reorganization, restructuring, recapitalization, special dividend, dissolution or liquidation of the Company or its Subsidiaries; or (C) any change in the present capitalization of the Company including any proposal to sell any equity interest in the Company or any of its Subsidiaries. The undersigned shall not enter into any binding agreement, arrangement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in this Proxy.

          The undersigned acknowledges and agrees that this Proxy (w) shall be coupled with an interest, (x) shall constitute, among other things, an inducement for Parent to enter into the Agreement and the Merger Agreement, (y) shall be irrevocable and (z) shall not terminate (by operation of law or otherwise), except upon the termination of the Agreement pursuant to and in conformity with Section 7 thereof.

          The undersigned authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this Proxy and any substitution or revocation with the Secretary of the Company.

Dated:  February 20, 1996

                                   APOLLO FG PARTNERS, L.P.

                                   By: Apollo Advisors, L.P.,
                                      Its Managing General Partner

                                        By: Apollo Capital Management, Inc.,
                                              Its General Partner


                                              By: /s/ Peter Copses
                                                 -------------------------------
                                                    Name: Peter Copses
                                                    Title: Vice President

                                       2